Exhibit 99.1

Phathom Pharmaceuticals Reports Fourth Quarter and Full Year 2023 Financial Results and Provides Business Update

•	Launched VOQUEZNA® (vonoprazan) tablets in November 2023 for the treatment of Erosive GERD (gastroesophageal reflux disease), achieving net revenues of $0.7 million for the fourth quarter

•	Early physician prescribing demonstrates strong demand for VOQUEZNA

•	Secured expanded commercial coverage for VOQUEZNA with a top U.S. pharmacy benefit manager (PBM), growing commercial access to approximately 60 million covered lives

•	Strengthened financial position with access up to an additional $160 million under expanded term loan facility; expected cash runway extended through 2026

•	Management to host conference call today, March 7, 2024, at 8:30 a.m. ET

FLORHAM PARK, N.J., March 7, 2024 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal diseases, today reported financial results for the fourth quarter and full year ended December 31, 2023, and provided recent business highlights.

“Last year was transformative for Phathom, with key regulatory, commercial, and financial accomplishments, culminating with the launch of VOQUEZNA, marking the first new class of treatment for Erosive GERD approved in the U.S. in over three decades,” said Terrie Curran, President and CEO of Phathom. “We are incredibly pleased with the progress and execution in the early stages of our launch, including both physician and payer reception to VOQUEZNA. We are seeing robust demand and a willingness to prescribe, which we believe signals strong momentum for the quarters ahead. Discussions with top PBMs are also progressing as planned and we anticipate prescription volume to grow as formulary coverage continues to build. In addition, the potential approval of VOQUEZNA for Non-Erosive GERD in the third quarter is expected to unlock the largest segment of the GERD market and drive even further uptake of VOQUEZNA.”

Recent Business Highlights and Fourth Quarter & Full Year 2023 Results:

VOQUEZNA® Launch Progress:

•

The FDA approved VOQUEZNA 10 mg and 20 mg tablets on November 1, 2023, for the healing and maintenance of healing of all severities of Erosive GERD in adults, and relief of heartburn associated with Erosive GERD in adults, and product became commercially available through major retail pharmacies and BlinkRx, an end-to-end digital fulfillment channel, on November 28, 2023. VOQUEZNA® TRIPLE PAK® and VOQUEZNA® DUAL PAK®, two new treatment regimens for adults with H. pylori infection, became commercially available on December 18, 2023.

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Phathom’s launch continues to build momentum with a total estimated prescription demand of over 14,000 prescriptions written for VOQUEZNA tablets, VOQUEZNA Triple Pak, and VOQUEZNA Dual Pak, launch to date. Total prescription demand represents the cumulative number of commercial prescriptions that have been written, regardless of whether the prescription has been filled or dispensed. As of February 23, 2024, over 3,800 prescriptions for VOQUEZNA products have been filled through retail pharmacies and BlinkRx, which were generated by more than 1,200 unique prescribers.

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Phathom has made significant progress in securing commercial coverage for VOQUEZNA. In February 2024, Express Scripts, one of the largest PBMs in the United States, added VOQUEZNA tablets to its national formularies. Approximately 60 million commercially covered lives in the United States have access to VOQUEZNA tablets, comprising an estimated 38% of total U.S. commercial lives. Phathom is actively engaged in negotiations with other top commercial accounts and expects to secure additional commercial coverage for its products throughout 2024.

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Phathom’s full VOQUEZNA national salesforce, consisting of approximately 320 sales representatives, completed onboarding and were in their territories by early January 2024, engaging with healthcare providers who actively treat patients with Erosive GERD and H. pylori infection.

Recent Business and Regulatory Highlights:

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In December 2023, Phathom announced the amendment and expansion of its existing loan and security agreement with Hercules Capital, Inc., (Hercules) increasing the total term loan facility to up to $300 million with more favorable terms, including the extension of the interest-only period and maturity date from October 1, 2026, to December 1, 2027. The company estimates the amended terms will result in cash savings of approximately $20 million based upon the original maturity date of the loan and $200 million in advances. Access of up to $160 million remains potentially available under the expanded loan facility.

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In November 2023, the FDA accepted for review Phathom’s New Drug Application (NDA) for VOQUEZNA as a daily treatment of heartburn associated with symptomatic Non-Erosive GERD in adults and assigned a Prescription Drug User Fee Act (PDUFA) target action date of July 19, 2024. Phathom expects to launch VOQUEZNA for this new indication with its current sales force immediately upon the anticipated FDA approval. Non-Erosive GERD is a substantial segment of the U.S. GERD population. There are an estimated 38 million U.S. adults living with Non-Erosive GERD and approximately 15 million of these individuals are diagnosed and treated with a prescription medicine annually, many of whom are dissatisfied with currently available therapies.

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Phathom remains on track to initiate a Phase 3 Non-Erosive GERD trial in 2024 to investigate As Needed dosing of VOQUEZNA for active heartburn episodes, a dosing regimen for which proton pump inhibitors (PPIs) are not approved in the U.S. The Phase 3 study, which follows the positive results reported from the company’s Phase 2 As Needed study of vonoprazan in Non-Erosive GERD, is intended to support a future application for regulatory approval for this novel dosing regimen.

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Phathom is currently in discussions with the FDA on the design of a Phase 2 study to investigate VOQUEZNA as a potential treatment for Eosinophilic Esophagitis (EoE) in adults and adolescents. The study is on track to commence in 2024. EoE is a chronic, immune-mediated, inflammatory disease localized in the esophagus and the chronic inflammation of EoE can lead to a range of symptoms, which can vary by person and age, and include difficulty swallowing, vomiting, and pain. PPIs are typically used off-label as a first-line treatment for EoE, although no PPI is approved by the FDA for this indication.

Fourth Quarter and Full Year 2023 Financial Results:

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Revenue: Net revenues for the fourth quarter and full year 2023 were $0.7 million, related to sales of VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK, including initial stocking of product into the channel, following commercial product availability in late fourth quarter 2023.

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Research and development (R&D) expenses: R&D expenses for the fourth quarter 2023 were $13.4 million, a decrease of $2.5 million compared to $15.9 million for fourth quarter 2022. R&D expenses for the full year 2023 were $49.9 million, a decrease of $21.5 million compared to $71.4 million in 2022. The decrease was a result of lower clinical trial costs partially offset by increased regulatory and personnel costs, including stock-based compensation expense associated with the vesting of performance share units (PSUs).

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General and administrative (G&A) expenses: G&A expenses for the fourth quarter 2023 were $57.0 million, an increase of $26.3 million compared to $30.7 million for fourth quarter 2022. G&A expenses for the full year 2023 were $117.9 million, an increase of $16.9 million compared to $101.0 million in 2022. The increase was primarily due to the stock-based compensation expense associated with the vesting of PSUs and the ongoing buildout of commercial infrastructure in support of the fourth quarter U.S. launch of VOQUEZNA for Erosive GERD and VOQUEZNA TRIPLE and DUAL PAK for H. pylori infection.

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Net loss: Net loss for the fourth quarter 2023 was $79.6 million, compared to $55.0 million for fourth quarter 2022. Fourth quarter 2023 net loss included a non-cash charge related to stock-based compensation of $24.6 million compared to $6.7 million for fourth quarter 2022. Net loss for the year ended 2023 was $201.6 million, compared to $197.7 million for the full year ended 2022. Non-GAAP adjusted net loss for the fourth quarter 2023 was $46.0 million compared to $42.2 million for the same period in 2022. Non-GAAP adjusted net loss for the full year ended 2023 was $129.7 million compared to $157.4 million for the full year ended 2022. These non-GAAP adjusted net loss more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges, non-cash interest expense related to the accounting for the company’s revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on the company’s term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

•	Cash and cash equivalents: As of December 31, 2023, cash and cash equivalents were $381.4 million. Up to an additional $160 million is also available under the company’s term loan with Hercules.

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Cash runway: Based on its current cash resources and operating plan, including expected product revenues, and the funds potentially available under its existing term loan, the company believes it will have sufficient capital to fund operations through the end of 2026.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its fourth quarter and full year 2023 financial results and business highlights today, March 7, 2024, at 8:30 a.m. ET. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the event and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash share-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) and currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the treatment of Erosive GERD and relief of heartburn associated with Erosive GERD in adults, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the timing of regulatory review and commercial launch of vonoprazan as a daily treatment for Non-Erosive GERD, the timing of commencement of our Phase 3 As Needed dosing Non-Erosive GERD and Phase 2 EoE trials, the availability of additional funds under our term loan agreement, future growth in demand and our ability to secure additional commercial coverage for our products, and our cash runway. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: we may not be able to successfully commercialize VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PACK, which will depend on a number of factors including coverage and reimbursement levels from governmental authorities and health insurers as well as market acceptance by healthcare providers; we may use our capital resources sooner than expected, or our operating plan may overestimate our expected product revenues, which could require us to reduce expenses or raise additional capital sooner than expected; the inherent risks of clinical development of vonoprazan; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Phathom’s ability to access additional capital under its term loan facility and royalty interest finance agreements is subject to certain conditions; Phathom’s ability to obtain and maintain intellectual property protection and non-patent regulatory exclusivity for vonoprazan; Phathom’s ability to comply with its license agreement with Takeda; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

Selected Condensed Balance Sheets

(in thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$381,393	$155,385
Total assets	$413,842	$164,810
Total liabilities	$486,601	$239,624
Total stockholders’ deficit	$(72,759)	$(74,814)

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Product revenue, net	$682	$—	$682	$—
Cost of revenue	167	—	167	—

Gross profit	515	—	515	—
Operating expenses:
Research and development	$13,393	$15,946	$49,899	$71,441
General and administrative	56,996	30,695	117,928	100,999

Total operating expenses	70,359	46,641	167,827	172,440

Loss from operations	(69,874)	(46,641)	(167,312)	(172,440)
Other income (expense):
Interest income	3,347	1,286	7,876	2,132
Interest expense	(13,028)	(9,603)	(41,968)	(27,305)
Other (expense), net	(14)	(89)	(188)	(110)

Total other expense	(9,695)	(8,406)	(34,280)	(25,283)

Net loss and comprehensive loss	$(79,569)	$(55,047)	$(201,592)	$(197,723)

Net loss per share, basic and diluted	$(1.39)	$(1.33)	$(3.93)	$(5.05)

Weighted-average shares of common stock outstanding, basic and diluted	57,294,412	41,310,887	51,289,092	39,118,215

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	($79,569)	($55,047)	($201,592)	($197,723)
Stock-based compensation expense (A)	24,583	6,657	45,025	24,133
Non-cash interest on revenue interest financing liability	8,462	5,730	24,727	14,079
Interest expense related to amortization of debt discount	566	497	2,127	2,110

Non-GAAP adjusted net loss	($45,957)	($42,163)	($129,713)	($157,401)
Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	($1.39)	($1.33)	($3.93)	($5.05)
Stock-based compensation expense	0.43	0.16	0.88	0.62
Non-cash interest on revenue interest financing liability	0.15	0.14	0.48	0.36
Interest expense related to amortization of debt discount	0.01	0.01	0.04	0.05

Non-GAAP net loss per share — basic and diluted	($0.80)	($1.02)	($2.53)	($4.02)

Weighted-average shares of common stock outstanding, basic and diluted	57,294,412	41,310,887	51,289,092	39,118,215

(A) Stock-based compensation consists of the following:

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Research and development	7,325	1,657	12,302	5,534
Selling, general and administrative	17,258	4,999	32,723	18,599